Exhibit 10.32

AMENDMENT TO

RECEIVABLES SALE AGREEMENT

This AMENDMENT TO RECEIVABLES SALE AGREEMENT dated as of May 31, 2009 (this “Amendment”) is entered into among SIRVA RELOCATION CREDIT, LLC, as Seller, SIRVA RELOCATION LLC (“SIRVA Relo”), EXECUTIVE RELOCATION CORPORATION (“Executive Relo”) and SIRVA GLOBAL RELOCATION, INC. (“SIRVA Global”), as Servicers and Originators, and WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT DIVISION, as Agent (in such capacity, the “Agent”) and as the sole Purchaser.

RECITALS

A. The Seller, the Servicers, the Purchasers and the Agent are parties to that certain Receivables Sale Agreement dated as of September 30, 2008, as amended as of January 30, 2009 (the “Receivables Sale Agreement”).

B. The parties wish to amend the Receivables Sale Agreement as hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms which are used herein without definition and that are defined in the Receivables Sale Agreement shall have the same meanings herein as in the Receivables Sale Agreement, as amended by this Amendment.

2. Amendments to Receivables Sale Agreement.

(i) Clause (c) of Section 1.1 of the Receivables Sale Agreement is amended to read in its entirety as follows:

    “(c) Incremental Purchases. In order to request an Incremental Purchase from a Purchaser, the Seller must provide to the Agent an irrevocable written request (including by telecopier or other facsimile communication) substantially in the form of the Daily Report (an “Incremental Purchase Request”), by 12:00 noon (Chicago time) on the Weekly Reporting Date preceding the requested date (the “Purchase Date”) of such Purchase, specifying the requested Purchase Date (which must be a Weekly Settlement Date) and the requested amount (the “Purchase Amount”) of such Purchase, which must be in a minimum amount of $100,000 and multiples thereof (or, if less, an amount equal to the Maximum Incremental Purchase Amount). All Incremental Purchases must be requested ratably from all Purchasers. The Agent shall promptly notify the Purchasers of the contents of such request. Subject to Section 7.2 and the other terms and conditions hereof, each Purchaser shall transfer the applicable Purchaser’s Purchase Limit Percentage of the requested Purchase Amount to the Agent by no later than 2:00 p.m. (Chicago time) on the Purchase Date. The Agent shall promptly transfer to the Seller Account the proceeds of any Incremental Purchase delivered to the Agent.”

(ii) Section 1.3(b) of the Receivables Sale Agreement is amended to read in its entirety as follows:

“(b) The Seller shall pay to the Agent for the account of each Purchaser a non-use fee computed at the Non-Use Fee Rate on the average daily unused portion of such Purchaser’s Purchase Limit. Such non-use fee shall accrue from the Closing Date to the Termination Date and shall be due and payable for each Discount Period in arrears on the Weekly Settlement Date of the second week of each Two Week Period and on the Termination Date.”

(iii) Clauses (a) through (d) of Section 1.8 of the Receivables Sale Agreement are amended to read in their entirety as follows:

“Section 1.8 Allocations and Distributions.

(a) Accounts. On or prior to the Closing Date, the Seller, the Servicers, the Agent and LaSalle shall have entered into a Control Agreement, in form and substance satisfactory to the Agent, with respect to the LaSalle Collection Account and the Agent shall have exclusive control of, and a valid, perfected and first priority security interest in the LaSalle Collection Account. On the Closing Date, the Servicers shall inform each Included Employer and each Origination Home Closing Agent that an undivided interest in the Receivables and Related Assets have been assigned to the Agent on behalf of the Purchasers. On or prior to the Closing Date the Servicers shall have given written directions to each then Included Employer and each Origination Home Closing Agent, to remit all amounts due in respect of the Receivables to the Agent Collection Account; provided that if the Seller or a Servicer shall receive any Collections, it shall remit such Collections to the Agent Collection Account within three Business Days of such receipt. Withdrawals, payments and transfers of funds from any Collection Account shall be made only at the direction of Wells Fargo Bank or (so long as permitted by the Agent, which permission may be withdrawn at any time without prior notice to the Master Servicer) the Master Servicer for application in accordance with this Agreement. The amounts held in (i) the LaSalle Collection Account may be transferred to an Investment Account and (ii) the Agent Collection Account may be transferred to an Investment Account, and, in each case invested and reinvested by the Agent at the discretion of, and in investments selected by, the Agent.

(b) Business Day Payments. On each Business Day other than a Weekly Settlement Date, unless the Termination Date shall have occurred, (i) the Available Funds from Eligible Receivables in the Collection Account shall be transferred to the Purchasers to reduce the Investments ratably to the extent of the Principal Distribution Amounts and (ii) if so directed by the Master Servicer (unless and until the Agent withdraws its authorization of the Master Servicer to give such directions which the Agent may withdraw at any time at the Agent’s discretion without prior notice to the Master Servicer), the Available Funds from Nonincluded Receivables in the Collection Account shall be transferred to the Originators in reduction of amounts owing to the Originators under the Subordinated Notes (subject to the Originators being required to return all or a portion of such amounts on a subsequent Weekly Settlement Date to the extent required under clauses (c) or (d) of this Section 1.8).

(c) Weekly Settlement Date in First Week of Each Two Week Period. On the Weekly Settlement Date in the first week of each Two Week Period, unless the Termination Date shall have occurred, Available Funds, first from the Collection Account and second from the Investment Account, shall be applied to the extent required to make payments ratably to the Purchasers in an amount, if any, necessary to reduce the Investments so that the Aggregate Investment does not exceed the Adjusted Net Receivables Balance. If after application of such Available Funds, the Aggregate Investment exceeds the Adjusted Net Receivables Balance, the Originators shall pay such excess to the Purchasers to reduce the Investments to the extent of any Available Funds transferred to the Originators under Section 1.8(b) on any Business Day since the previous Weekly Settlement Date.

(d) Weekly Settlement Date in Second Week of Each Two Week Period. On the Weekly Settlement Date in the second week of each Two Week Period, unless the Termination Date shall have occurred, Available Funds in the Collection Account and the Investment Account received in the preceding Two Week Period (and not including Available Funds received since the end of the preceding Two Week Period) (but including, to the extent such Available Funds are not sufficient to pay in full the amounts owing under clauses (i) through (v) below, any Available Funds transferred to the Originators under Section 1.8(b) on any Business Day since the Weekly Settlement Date in the second week of the previous Two Week Period (which the Originators agree to so repay for this purpose)) shall be applied as follows:

(i) first, to the Agent until all amounts then due and payable to the Agent under the Transaction Documents shall have been paid in full;

(ii) second, ratably to the Purchasers until all Principal Distribution Amounts, Discount and fees previously accrued but not yet paid shall have been paid in full;

(iii) third, ratably to the Purchasers until all other amounts then due and payable to the Purchasers under the Transaction Documents shall have been paid in full;

(iv) fourth, ratably to the Non-Renewing Purchasers until all amounts then due and payable to the Non-Renewing Purchasers under the Transaction Documents shall have been paid in full;

(v) fifth, to any other Person (other than the Servicers and the Originators) to whom any amounts are then due and payable under the Transaction Documents until all such amounts shall have been paid in full;

(vi) sixth, ratably to the Servicers until all amounts then due and payable to the Servicers under the Transaction Documents shall have been paid in full;

(vii) seventh, ratably to the Originators until any amounts then due and payable under the Subordinated Notes shall have been paid in full; and

(viii) eighth, to the Seller.”

(iv) Section 3.3 of the Receivables Sale Agreement is amended to read in its entirety as follows:

“Section 3.3 Reports. On each Business Day, the Master Servicer shall deliver to the Agent a report reflecting information as of the close of business on the next preceding Business Day (each a “Daily Report”), containing the information described on Exhibit C-1 (with such modifications or additional information as requested by the Agent). The Agent may from time to time waive the requirement for the delivery of Daily Report, provided that any such waiver shall not affect the Agent’s right to require at any time the resumption of the delivery of Daily Reports by the Master Servicer. On or before each Weekly Reporting Date, the Master Servicer shall deliver to the Agent a report reflecting information as of the close of business on the next preceding Business Day (each a “Weekly Report”), containing the information described on Exhibit C-2 (with such modifications or additional information as requested by the Agent). On or before the Weekly Reporting Date in the second week of each Two Week Period, and at such other times (following reasonable written notice from the Agent) covering such other periods as is requested by the Agent, the Master Servicer shall deliver to the Agent a report reflecting information as of the close of business of the Servicer for the immediately preceding Two Week Period or such other preceding period as is requested (each a “Two Week Report”), containing the information described on Exhibit C-3 (with such modifications or additional information as reasonably requested by the Agent). On or before the last day of each calendar quarter, the Master Servicer shall deliver to the Agent a report detailing all Receivables by type and Obligor, including current notice information for each Obligor.”

(v) Section 3.5 of the Receivables Sale Agreement is amended to read in its entirety as follows:

“Section 3.5 Servicer Fee. On the Weekly Settlement Date in the second week of each Two Week Period, the Seller shall pay to the Master Servicer a fee (for the account of itself and the Subservicer) for the immediately preceding Discount Period as compensation for its services (the “Servicer Fee”) equal to (a) at all times the Seller or an Affiliate of any SIRVA Entity is the Master Servicer, a rate equal to 0.60% per annum of the Receivables Balance as of the first day of such preceding Discount Period, and (b) at all times any other Person is the Master Servicer, a reasonable amount agreed upon by the Agent and the new

Servicer on an arm’s-length basis reflecting rates and terms prevailing in the market at such time. The Master Servicer may only collect the Servicer Fee to the extent funds are available for the purpose under Section 1.8. The Seller shall be obligated to reimburse any such payment pursuant to Section 1.4 or 1.8.”

(vi) Sections 3.8, 4.1(i) and 8.7 of the Receivables Sale Agreement are hereby amended by replacing the references therein to the “Bi-Monthly Report” to the “Two Week Report”.

(vii) Schedule I to the Receivables Sale Agreement is hereby amended by deleting therefrom the definitions of “Bi-Monthly Report”, “Bi-Monthly Reporting Date” and “Bi-Monthly Settlement Date”. The following definitions in Schedule I to the Receivables Sale Agreement are hereby amended and restated to read as follows:

““Discount Period” means, with respect to the Weekly Settlement Date in the second week of a Two Week Period or the Termination Date, the period from and including the preceding Weekly Settlement Date in the second week of the preceding Two Week Period (or if none, the date that the first Incremental Purchase is made hereunder) to but not including such Weekly Settlement Date or Termination Date, as applicable.

“Payment Date” means a Weekly Settlement Date and after a Termination Event, any other Business Day on which Available Funds are on deposit in a Collection Account.

“Principal Distribution Amount” means, with respect to any Business Day, the sum of (i) 90% of Available Funds from Eligible Receivables deposited in the Collection Accounts since the immediately preceding Payment Date, to the extent such funds represent the payment on, or return of, principal on the Receivables, plus (ii) all amounts required to be paid by the Seller pursuant to Section 1.4 but not yet paid.

“Weekly Reporting Date” means Tuesday of each week or, if such day is not a Business Day, the immediately preceding Business Day, or such other day as the Agent may approve.

“Weekly Settlement Date” means the Thursday of each week or if such day is not a Business Day, the immediately preceding Business Day, or such other day as the Agent may approve.”

Schedule I to the Receivables Sale Agreement is hereby further amended by adding the following definitions in the appropriate alphabetical positions:

“Nonincluded Receivable” means a Receivable not included in the Eligible Receivables Balance.

“Two Week Period” means each period of two consecutive calendar weeks, commencing with the Two Week Period beginning May 31, 2009.

“Two Week Report” is defined in Section 3.3.

(viii) Exhibit C-3 is hereby amended by replacing “Bi-Monthly” therein with “Two Week”.

3. Additional Field Audit. The Agent may (at the expense of the Master Servicer) have an independent public accounting firm conduct an audit of the Records and/or make test verifications of the Receivables and Collections within 60 days of the date of this Amendment.

4. Representations and Warranties. With respect to the Sale Agreement, the Seller and each Servicer, and with respect to the Purchase Agreement, the Originators hereby represent and warrant to the Agent and the Purchasers as follows:

(i) Representations and Warranties. The representations and warranties contained in Article IV of the Receivables Sale Agreement and Section 4 of the Purchase Agreement are true and correct as of the date hereof (except to the extent such representations and warranties relate solely to an earlier date, in which case they are true and correct as of such earlier date).

(ii) Enforceability. The execution and delivery by the Seller and each Servicer of this Amendment, and the performance by the Seller and each Servicer of this Amendment and the Receivables Sale Agreement, as amended hereby (the “Amended Agreement”), are within the corporate powers of the Seller and each Servicer and have been duly authorized by all necessary corporate or company action on the part of the Seller and each Servicer. This Amendment and the Amended Agreement are valid and legally binding obligations of the Seller and each Servicer, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii) No Potential Termination Event. No Potential Termination Event that will not be cured by this Amendment becoming effective has occurred and is continuing.

5. Acknowledgment by Originators. Each of SIRVA Relo, Executive Relo and SIRVA Global, in its capacity as an Originator, acknowledges and agrees to the terms of this Amendment, including without limitation Sections 2 and 3 hereof, and agrees to repay to the Agent any amounts required to be repaid under Section 1.8(c) and (d) of the Receivables Sale Agreement, as amended by this Amendment, and each Originator agrees that any failure to so repay any such amounts shall constitute a default under the Purchase Agreement and a Termination Event under the Receivables Sale Agreement, as amended by this Amendment.

6. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Receivables Sale Agreement shall remain in full force and effect; and the Seller and the Servicers confirm and reaffirm their obligations under the Amended Agreement and the other Transaction Documents. After this Amendment becomes effective, all references in the Receivables Sale Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or otherwise referring to the Receivables Sale Agreement shall be deemed to be references to the Amended Agreement. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Receivables Sale Agreement other than as set forth herein.

7. Effectiveness. This Amendment shall become effective as of May 31, 2009 (the “Amendment Effective Date”), provided that the Agent shall have received counterparts of this Amendment (whether by facsimile, email transmission or otherwise) executed by the Seller, the Servicers, the Originators, the Agent and the Purchasers and consented to by Parent, no later than June 5, 2009.

8. Headings; Counterparts. Section Headings in this Amendment are for reference only and shall not affect the construction of this Amendment. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

9. Cumulative Rights and Severability. All rights and remedies of the Purchasers and Agent hereunder shall be cumulative and non-exclusive of any rights or remedies such Persons have under law or otherwise. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, in such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting such provision in any other jurisdiction.

10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SIRVA RELOCATION CREDIT, LLC, as Seller

By:	/s/ Douglas V. Gathany
Title:	President

SIRVA RELOCATION LLC, as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

EXECUTIVE RELOCATION CORPORATION, as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

SIRVA GLOBAL RELOCATION, INC., as a Servicer

By:	/s/ Douglas V. Gathany
Title:	Treasurer

S-1	Amendment

The undersigned (i) consent and agree to the foregoing Amendment, (ii) confirm that references in the Purchase Agreement to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirm that the Purchase Agreement is in full force and effect.

SIRVA RELOCATION LLC, as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

EXECUTIVE RELOCATION CORPORATION, as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

SIRVA GLOBAL RELOCATION, INC., as an Originator

By:	/s/ Douglas V. Gathany
Title:	Treasurer

S-2	Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, ACTING THROUGH ITS WELLS FARGO BUSINESS CREDIT DIVISION, as Agent and sole Purchaser

By:	/s/ Jennifer Daily
Title:	Vice President

S-3	Amendment

ACKNOWLEDGEMENT AND CONSENT

Reference is made to the Guaranty dated as of September 30, 2008, executed by the undersigned in favor of SIRVA Relocation Credit, LLC (the “Guaranty”). The undersigned (i) consents and agrees to the foregoing Amendment, (ii) confirms that references in the Guaranty to the Receivables Sale Agreement shall be references to such agreement as amended by the Amendment, and (iii) confirms that the Guaranty is in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Acknowledgement and Consent as of the date first above written.

SIRVA WORLDWIDE, INC.

By:	/s/ Douglas V. Gathany
Title:	Senior Vice President, Treasurer